Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934


                Date of Report November 15, 1994
                (Date of earliest event reported)




                 California Energy Company, Inc.
     (Exact name of registrant as specified in its charter)




   Delaware              1-9874                94-2213782
(State of other     (Commission File         (IRS Employer
 jurisdiction of     Number)                  Identification No.)
 incorporation)




    10831 Old Mill Road       Omaha, Nebraska           68154
   (Address of principal executive offices)            Zip Code



Registrant's Telephone Number, including area code: (402)330-8900




                              N/A
   (Former name or former address, if changed since last report)

ITEM 5.  Other Events


Execution of Philippine Casecnan Project Agreement


     On November 15, 1994, the Registrant announced that Registrant and the Philippine National Irrigation Administration ("NIA") have signed a Project Agreement for a combined hydroelectric and irrigation Project ("Project") in the Casecnan area of Luzon. The registrant will own a 70% equity interest in a joint venture that will build, own, operate and transfer. A copy of the press release issued by the Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.


Award at the Dieng Geothermal Field, Central Java, Indonesia


     On November 16, 1994, the Registrant announced that its subsidiary, Himpurna California Energy, Ltd., has executed an undertaking to sign a fully negotiated Joint Operation Contract for the development of the geothermal steam field with Pertamina (the Indonesian national oil and natural gas company) and a fully negotiated Energy Sales Contract with Pertamina and PLN (the Indonesian national electric utility) to build, own and operate a geothermal power facility at the Dieng goethermal field, located in Central Java. A copy of the press release issued by the Registrant is set forth as Exhibit 2 hereto and is incorporated herein by reference.


ITEM 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated November 15, 1994.
Exhibit 2 - Press Release dated November 16, 1994.

                             SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              California Energy Company, Inc.



                              By:   /s/Douglas L. Anderson
                                   Douglas L. Anderson
                                   Assistant Secretary

Dated:  November 22, 1994